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                                                                    EXHIBIT 99.1



CONTACT:  Susan Fritschler                                 FOR IMMEDIATE RELEASE
          (412) 393-4060



                             DQE TERMINATES MERGER



Pittsburgh, PA October 5, 1998 - DQE, Inc. today informed Allegheny Energy, Inc. that it has terminated the Agreement and Plan of Merger between the two companies as of this date. With today's action, DQE can now devote its full attention to ensuring a fair and reasonable transition to electric competition in Western Pennsylvania, including the implementation of Duquesne Light Company's plan to auction its generating assets. This auction plan has the support of a broad group of stakeholders, including the Pennsylvania PUC, the City of Pittsburgh, the Office of Consumer Advocate and representatives of industrial and small business customers. Duquesne looks forward to working with all stakeholder groups to implement this plan in a manner that is fair to employees, mitigates stranded costs, and enhances competition in the marketplace.